MAINE PUBLIC SERVICE COMPANY
                        209 STATE STREET, PO BOX 1209
                       PRESQUE ISLE, MAINE  04769-1209

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 MAY 9, 1995

                                                              April 3, 1995

To the Common Stockholders of
  MAINE PUBLIC SERVICE COMPANY

       Notice is hereby given that the Annual Meeting of the Stockholders of Maine Public Service Company will be held at the principal office of the Company, 209 State Street, Presque Isle, Maine, on Tuesday, May 9, 1995, at 10:00 a.m. (Eastern Daylight Time), for the following purposes:

   1. Electing four members of the Board of Directors to serve until the Annual Meeting of the Stockholders in 1998, or until their successors are elected and qualified.

   2. Acting upon any and all other matters in connection with or for the purpose of effecting the foregoing, or as otherwise may properly come before the Meeting or any and all adjournments thereof.


       Further information regarding voting rights and the business to be transacted at the Meeting is given in the annexed Proxy Statement.

       Only Common Stockholders of record on the stock transfer books of the Company at the close of business on March 31, 1995 will be entitled to vote at the Meeting. Stockholders who are unable to attend the Meeting in person and wish to have their stock voted are requested to sign, date and return promptly the accompanying Proxy.

       Your continued interest as a stockholder in the affairs of your Company, its growth and development is genuinely appreciated by the officers and personnel who serve you.


                                        By Order of the Board of Directors,

                                             STEPHEN A. JOHNSON
                                                    Clerk










                                 (Page 1)

                              PROXY STATEMENT

                        MAINE PUBLIC SERVICE COMPANY
                       209 STATE STREET, PO BOX 1209
                       PRESQUE ISLE, MAINE 04769-1209

                 ANNUAL MEETING OF STOCKHOLDERS, MAY 9, 1995


                                                                April 3, 1995
                            PROXY AND SOLICITATION

          The accompanying Proxy is solicited on behalf of the Board of Directors of Maine Public Service Company (the "Company") for use at the Annual Meeting of the Stockholders to be held at the principal office of the Company, 209 State Street, Presque Isle, Maine, on Tuesday, May 9, 1995, at 10:00 a.m. (Eastern Daylight Time), and at any and all adjournments thereof, for the purposes set forth in the Notice of said meeting annexed hereto and incorporated herein by this reference. This Proxy Statement and accompanying Proxy has been sent to all stockholders entitled to vote at the Annual Meeting on or about April 3, 1995.

          The cost of soliciting proxies is to be borne by the Company. The Company has retained McCormick & Pryor, Ltd., 26 Broadway, Suite 1640, New York, NY 10004 to assist in the solicitation of proxies at an estimated cost of $3,250 plus reasonable out-of-pocket expenses. The Company will, upon request, pay brokers and other persons holding stock in their names or in the names of nominees their expenses for sending proxy material to principals and obtaining their proxies. In addition to the use of the mails, proxies may be solicited by personal interview, by telephone or by telegraph by certain of the Company's employees without compensation therefor.

          Stockholders who execute proxies retain the right to revoke them at any time before they are voted by submitting a written statement to the Clerk of the Company, by submitting a duly executed Proxy bearing a later date or by appearing in person at the meeting. A Proxy in the accompanying form when it is returned properly executed will be voted at the meeting.


                  COMMON STOCK OUTSTANDING AND VOTING RIGHTS

          On March 31, 1995 (the "record date"), the Company had outstanding 1,617,250 shares of Common Stock (exclusive of 250,000 shares of Treasury Stock which is not entitled to vote). The Common Stock (holders of which are herein occasionally referred to as the "Stockholders") is the only class of stock entitled to vote at this meeting and all the holders thereof are entitled to one vote for each share held on all matters, except that in the election of Directors, each Common Stockholder upon proper notice is entitled to cumulative voting (each Common Stockholder being entitled to as many votes as shall equal the number of shares held on the record date multiplied by the number of Directors to be elected, and each Stockholder may cast all of such votes for a single Director or distribute them among the total number of Directors to be elected or among any number of such Directors as such Stockholder may see fit). Only Common Stockholders of record on the stock transfer books of the Company at the close of business on the record date will be entitled to vote at the meeting.


                                   (Page 2)

          As of December 31, 1994, the following companies each beneficially owned 5% or more of the Company's Common Stock:

                                       Number of Shares
        Name and Address of            of Common Stock
        Beneficial Owner               Beneficially Owned    Percent of Class

Dimensional Fund Advisors, Inc.                  105,100                 6.5%
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401

J. P. Morgan & Co., Inc.                         247,700                15.3%
60 Wall Street
New York, N.Y. 10260

          As of March 1, 1995, the named directors and executive officers of the Company, individually and as a group, beneficially owned the following class of the Company's Common Stock:

Name of                                              Number of Shares (1)
Beneficial Owner                  Position            Beneficially owned

Robert E. Anderson                Director                         200

Paul R. Cariani                   President                        828

Donald F. Collins                 Director                         838

D. James Daigle                   Director                         500

Richard G. Daigle                 Director                         350

J. Gregory Freeman                Director                         400

Deborah L. Gallant                Director                         200

Nathan L. Grass                   Director                         214

G. Melvin Hovey                   Chairman of the Board          2,996 (2)

J. Paul Levesque                  Director                         300

Walter M. Reed, Jr.               Director                       1,200

Frederick C. Bustard              Vice President,
                                  Engineering & Operations       3,216

Larry E. LaPlante                 Vice President, Finance
                                  and Treasurer                    222

Stephen A. Johnson                General Counsel, Secretary,
                                  and Vice President,
                                  Customer Service                  61

All Directors and Officers as
 a Group (Fourteen)                                             11,525

   (1) The Directors and Officers as a group own in the aggregate less than 1% of the Company's outstanding Common Stock.
   (2) 1,498 of these shares are held by Mr. Hovey's spouse. Mr. Hovey disclaims beneficial ownership of all such shares.

          None of the persons listed above own beneficially, directly or indirectly, any of the securities of the Company's Subsidiary, Maine and New Brunswick Electrical Power Company, Limited (the "Subsidiary").

                                   (Page 3)


ELECTION OF DIRECTORS

          The shares represented by the proxies which are executed and returned without direction will be voted at the meeting for the election as Directors of the persons named as nominees in the table set forth below but, in the event that Directors are to be elected by cumulative voting, in the discretion of the proxy holders as to the manner in which the votes represented thereby will be distributed among such nominees. All of the nominees have indicated their willingness to serve as Director until the expiration of their respective terms and until their successors shall have been duly chosen and qualified.

          Should any of the nominees for the office of Director become unable to accept a nomination or election (which is not anticipated), it is intended that the persons named in the accompanying form of proxy will vote for the election of such other person as the Board of Directors may recommend in the place of such nominee. Nominees for Director who receive the greatest number of votes by Common Stockholders entitled to vote, even though not a majority of votes cast, shall be elected. Therefore, abstentions and broker non-votes have no effect on the election of Directors.

          The Company currently has eleven Directors, of which four have a term of office which will expire with the forthcoming Annual Meeting. The Company's Restated Articles of Incorporation (the "Articles") authorize the Board of Directors or the Stockholders to fix the number of Directors from time to time, provided that such number shall not be less than nine nor more than eleven. In accordance with the Articles, the Board of Directors has fixed the number of Directors at eleven.

          The Board is divided into three classes of directorships, with directors in each class serving staggered three-year terms. One class is elected each year for a three-year term. On July 1, 1994 and September 9, 1994, the Board appointed Richard G. Daigle and Deborah L. Gallant, respectively, to the Company's Board of Directors. Under Maine law, each class of directorship shall be as nearly equal in number as possible. The Board has therefore assigned Mr. Daigle to the class whose term will expire at the 1995 Annual Meeting of Stockholders and Ms. Gallant to the class whose term will expire at the 1996 Annual Meeting of Stockholders. Thus, the classes whose terms will expire at the 1995 and 1996 Annual Meetings will each consist of four directors, all of whom are now Directors of the Company.

Therefore, the Stockholders are asked to elect Messrs. Cariani, Collins, R.
G. Daigle, and Freeman, all of whom have been duly nominated by the Board of Directors, to serve a term of office until the 1998 Annual Meeting of Stockholders and their respective successors have been elected and qualified.


                           DIRECTORS AND NOMINEES


Name and Business Experience for                       Year First Elected
Last 5 Years                                 Age           Director

(Nominees for terms expiring in 1998)

PAUL R. CARIANI  (1) (5)                      54              1992
       President of the Company (as of June 1, 1994)
       Executive Vice President, Chief Financial Officer and Treasurer of the Company (through May 31, 1994)
       Presque Isle, Maine

DONALD F. COLLINS  (3) (5)                    69              1979
       Director and Retired President
       S. W. Collins Co., Inc.
       (Lumber and Building Materials)
       Caribou, Maine


                                   (Page 4)

Name and Business Experience for                          Year First Elected
Last 5 Years                                 Age          Director

(Nominees for terms expiring in 1998) Continued

RICHARD G. DAIGLE  (2)                        47              1994
       President, Daigle Oil Company
       Fort Kent, Maine

J. GREGORY FREEMAN  (2) (5)                   58              1985
       President and Chief Executive Officer
       Pepsi-Cola Bottling Company of Aroostook, Inc.
       Presque Isle, Maine

(Directors whose terms expire in 1997)
ROBERT E. ANDERSON  (2) (6)                   57              1993
       President, F. A. Peabody Company
       (Insurance) Houlton, Maine

NATHAN L. GRASS  (3)                          56              1983
       President, Grassland Equipment
       Presque Isle, Maine

J. PAUL LEVESQUE  (4)                         64              1985
       President and Chief Executive Officer
       J. Paul Levesque & Sons, Inc. (Lumber Mill) and
       Antonio Levesque & Sons, Inc. (Logging Operation)
       Masardis, Maine

(Directors whose terms expire in 1996)

D. JAMES DAIGLE  (3)                          59              1973
       Executive Vice President
       Greater Brandon Chamber of Commerce
       Brandon, Florida

DEBORAH  L. GALLANT  (3)                      42              1994
       President, Dix-Gallant Associates
       (Management Consultants) Portland, Maine

G. MELVIN HOVEY  (1) (4) (6)                  65              1981
       President of the Company (through May 31, 1994) and
       Chairman of the Board
       Presque Isle, Maine

WALTER M. REED, JR.  (4) (6)                  72              1979
       President, Reed Farms, Inc. and
       Retired President, Maine Potato Growers, Inc.
       Fort Fairfield, Maine


(1) Mr. Hovey is Director, Chairman of the Board of the Subsidiary. Mr. Cariani President of the Subsidiary.
(2)    Member of the Audit Committee.
(3)    Member of the Executive Compensation Committee.
(4)    Member of the Pension Investment Committee.
(5)    Member of the Nominating Committee.
(6)    Member of the Budget & Finance Committee.
                                   (Page 5)

                       DIRECTORS AND COMMITTEE MEETINGS

          During the year 1994 the Directors held a total of nine meetings.

          The Audit Committee held two meetings in 1994. Subsequent to December 31, 1994, the Committee met with representatives of Deloitte & Touche LLP to review the financial statements for the year ending December 31, 1994.

          The functions of the Audit Committee are to: (1) recommend the selection, retention and termination of the Company's external auditors; (2) approve in advance the types of professional services for which the Company would retain the external auditors; (3) review the overall scope of the audit with external auditors, the financial statements and external audit results and recommendations of the independent audit with management; and (4) provide whatever additional functions it deems necessary in connection with the internal accounting and reporting practices of the Company.

          The Executive Compensation Committee held four meetings and the Pension Investment Committee held two meetings in 1994.

          The function of the Executive Compensation Committee is to review the total compensation of the officers and to make recommendations to the Board with respect to officer compensation as it deems appropriate.

          The function of the Pension Investment Committee is to review the management of the Company's pension fund by the pension fund trustee and to make recommendations with respect to the management of such fund to the Board and management as it deems necessary.

          The Nominating Committee held one meeting in 1994. The function of the Nominating Committee is to review potential candidates for the office of Director and to make recommendations to the Board with respect to such candidates as it deems appropriate. The Nominating Committee will consider nominees recommended by Stockholders. Such recommendations shall be forwarded to the Clerk of the Company, PO Box 1209, Presque Isle, ME 04769-1209.

          On November 4, 1994, the Board established the Budget and Finance Committee, the function of which is to review and oversee the capital and operation budgets of the Company and to make recommendations regarding the same to the Board as it sees fit. The Committee held no meetings in 1994.

          During 1994 all Directors except Mr. Freeman attended 75% or more of the aggregate number of meetings of the Board of Directors and committees on which they serve.


                           EXECUTIVE COMPENSATION

          The following summary compensation table sets forth the total compensation paid by the Company and its Subsidiary in 1994 and the two prior fiscal years to G. Melvin Hovey, the Company's Chief Executive Officer through May 31, 1994 and to Paul R. Cariani, the Company's Chief Executive Officer effective June 1, 1994. Except for Messrs. Hovey and Cariani, no executive officer of the Company had an annual compensation of more than $100,000 during the Company's last fiscal year, ended December 31, 1994.

                                   (Page 6)

                          SUMMARY COMPENSATION TABLE
                            Annual Compensation (1)
Name & Principal                               Other Annual(2)     All Other
     Position       Year      Salary    Bonus    Compensation    Compensation

G. MELVIN HOVEY     1994      81,375       -           1,934      157,500 (3)
Chief Executive     1993     154,370       -           2,498
Officer             1992     145,833       -           1,425
(through 5-31-94)

PAUL R. Cariani     1994     105,795    1,750          1,722
Chief Exec Officer
(effective 6-1-94)

(1)   The Company does not provide any long-term compensation.
(2)   With respect to Mr. Hovey, for 1994, the amounts in this column include
      (a) $662 for the Company's match under the 401(K) Plan; $631 for the value of insurance premiums paid by the Company for Term Life Insurance in an amount equal to Mr. Hovey's annual salary; and $641 as the value of personal use of a Company-owned automobile.

      For 1993, the amounts in this column include: (a) $938 for the Company's match under the 401(K) Plan; $611 for the value of insurance premiums paid by the Company for term life insurance in an amount equal to Mr. Hovey's annual salary; and $949 as the value of personal use of a Company-owned automobile.

      For 1992, the amounts in this column include: (a) $577 for the value of insurance premiums paid by the Company for term life insurance in an amount equal to Mr. Hovey's annual salary, and; $848 as the value of personal use of a Company-owned automobile.

      With respect to Mr. Cariani, for 1994, the amounts in this column include: (a) $1,047 for the Company's match under the 401(K) Plan; $312 for the value of insurance premiums paid by the Company to Term Life Insurance in an amount equal to Mr. Cariani's annual salary; and $363 as the value of personal use of a Company-owned automobile.

(3) The amount in this column is the severance benefit equal to his then current annual salary payable to Mr. Hovey under the Employment Agreement described below.

          On June 26, 1985 the Company executed an employment agreement with
G. Melvin Hovey, President and Chairman of the Board. Under this agreement, the Company agreed to continue his employment for a period of seven years ending May 31, 1992 for an initial salary of no less than $75,000, subject to adjustment in subsequent years. If Mr. Hovey terminates his employment, the Company shall pay him, within thirty days of the termination, a severance benefit equal to his then current annual salary. If the Company terminates his employment for other than good cause, it will pay him a severance benefit equal to his then current salary. The agreement further provides that if it is terminated for other than good cause, the Company will pay Mr. Hovey an annual supplemental pension equal to 60% of his final three years average salary, reduced by the annual retirement pension to which he would otherwise be entitled under the Company's then existing employee retirement plan. The supplemental pension will be paid in monthly installments beginning 30 days after the later of (i) Mr. Hovey's retirement or (ii) one year following the date of termination and continuing until his death. By an amendment dated May 14, 1991, this agreement was extended through May 1, 1995, and Mr. Hovey's supplemental pension benefit will change to a fifteen year certain annuity, payable in monthly installments. By a further amendment dated November 5, 1993, this agreement was modified to increase Mr. Hovey's supplemental pension benefits to 66% of his final three years average salary, reduced by the annual pension to which he would otherwise be entitled under the Company's then existing pension plan. As Mr. Hovey resigned employment with the Company effective May 31, 1994, he will begin receiving benefits under this agreement in June, 1995.



                                   (Page 7)

          On August 22, 1989, the Company executed employment agreements with Paul R. Cariani, Chief Executive Officer, Frederick C. Bustard, Vice President, Engineering & Operations; and Stephen A. Johnson, Vice President, Customer Service and General Counsel. (Previous employment agreements with Messrs. Cariani and Bustard were voided as of that date). Each of these agreements ended on December 31, 1994, subject to automatic renewals for additional three-year terms. The agreements provide for severance benefits upon termination for other than good cause following a change in control of the Company. If the Company terminates the employment of Messrs. Cariani, Bustard or Johnson within one year following an unfriendly change in control, the Company will pay him an amount equal to two times his current annual salary as of the date of the change in control and will continue his benefits under the Company's then current health, life and disability (but not pension) plans for eighteen months after termination. In the event of a friendly change in control of the Company, Messrs. Cariani, Bustard and Johnson are obligated to continue their employment for six months after the friendly change in control unless given good reason, as specified in the agreement (e.g., a material change in duties), to terminate employment. If any of them terminates employment for good reason during that six months, the Company will pay him an amount equal to one times his annual salary as of the date of the friendly change in control and will continue the specified benefits for twelve months after termination. If any of them terminates employment for any reason from seven to twelve months after the friendly change in control, the cash payment and benefit extension shall be reduced by amounts received and benefits provided since the friendly change in control.

          In addition, on May 12, 1992, the Company adopted a prior service executive retirement plan. Under this plan, which is unfunded, certain prior employment of Mr. Johnson, which is relevant to his present occupation, will be treated as years of service for the purpose of accruing benefits under the terms of the Company's pension plan.

                              RETIREMENT PLAN

          Pension costs are not and cannot be readily allocated to individual employees. The Company normally contributes 100% of the remuneration of plan participants. The following Pension Plan Table shows the estimated annual benefits payable upon retirement:

                                Pension Plan Table
                                    In Dollars

       Highest Average Annual
       Three Consecutive Years      Annual Benefits for Years of Service
       Base Salary (1)           15 yrs     20 yrs    25 yrs   30 yrs or more
           120,000               24,318     34,818    45,318       55,818

           130,000               26,943     38,318    49,693       61,068

           140,000               29,568     41,818    54,068       66,318

           150,000               32,193     45,318    58,443       71,568

   (1) Because of requirements of the Internal Revenue Code, beginning in 1994, annual compensation that can be used in calculating retirement benefits is limited to a maximum of $150,000, indexed for inflation.

          The compensation covered by the Plan consists of the participant's highest average annual three consecutive years salary, which corresponds to the salary shown on the Summary Compensation Table above. Benefits under the Plan are computed based on a straight-life annuity and are subject to benefits under the Federal Social Security Act. The table above reflects benefits after the Social Security offset.


                                   (Page 8)

          Mr. Hovey, who retired in 1994 with 37 years of credited service in the plan, receives an annual pension benefit of $61,940. The estimated annual benefits payable upon retirement to the Company's current executive officers, Messrs. Cariani, Bustard, Johnson and LaPlante were $50,568, $44,006, $41,591, and $29,568 respectively. These amounts are based upon the assumption that these officers will continue their employment at their salary rate at January 1, 1995 until their normal retirement dates and the Company's retirement plan will continue in effect. Messrs. Cariani, Bustard, Johnson and LaPlante have 24, 30, 9, and 10 years, respectively, in the plan. Mr. Hovey is also entitled to a supplemental pension and Mr. Johnson is entitled to the prior service retirement plan, both of which were described in the "Executive Compensation" section. The annual value of Mr. Hovey's supplemental pension benefit is $30,247.

          Directors who are not employees of the Company are not eligible to participate in the Company's Retirement Plan.


                            COMPLIANCE WITH SECTION 16(a)
                      OF THE SECURITIES AND EXCHANGE ACT OF 1934

          Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission and the American Stock Exchange initial reports of changes in ownership of Common Stock of the Company. Officers, directors and greater than ten-percent owners are required by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

          To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 1994, all such Section 16(a) filing requirements were complied with.


                           DIRECTORS' COMPENSATION

          Directors who are not employees are compensated on an annual basis of $5,000, except for the Chairman whose annual compensation is $8,000. In addition, non-employee Directors are paid $500 for each Directors' Meeting attended and are reimbursed for any reasonable travel expenses. Non-employee Directors are also paid $500 for each Committee Meeting attended if that Committee Meeting is not held on the same as a Directors' Meeting. If the Committee is held on the same day as a Directors' Meeting, non-employee Directors are paid $300 for each Committee Meeting attended. The Chair of each Committee is compensated on an annual basis of $500.


            COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          The members of the Company's Compensation Committee during the fiscal year 1994 were Messrs. Collins, D. J. Daigle and Grass, and Ms. Gallant, none of whom are now, or have ever been, employees or officers of the Company. Except for their positions as directors, Messrs. Collins, D.
J. Daigle and Grass, and Ms. Gallant, have not engaged and are not proposing to engage, in any transactions with the Company in which they have a direct or indirect material interest.

          None of the Company's executives served as directors of any other entity under conditions requiring disclosure in this Proxy Statement.



                                   (Page 9)

                 BOARD EXECUTIVE COMPENSATION COMMITTEE REPORT

          The Company's Executive Compensation Committee met on May 9, 1994 to develop recommendations for salary levels for all executive officers, for the twelve months beginning June 1, 1994. The Company does not currently have any long-term incentive plan, but is now considering developing one for its executive officers. The Committee's recommendations were adopted by the entire Board, without material modification, on May 10, 1994.

          In developing recommended executive salary levels, the Committee relied on reports by independent management consultants reviewing executive salary levels for comparable utility companies as well as certain businesses within the Company's service territory. The Committee also reviews with the Chief Executive Officer the performance of the other executive officers.
The entire Board reviews the Chief Executive Officer's performance in his absence. In making specific salary recommendations for the individual executive officers the Committee also considers the officer's performance, the general economy in the Company's service territory and the Company's overall financial condition, both currently and as anticipated during the period the salary will be in effect. The Committee does not currently use any specific quantitative measures or indices of Company performance in developing its salary recommendations for any of the executive officers, including the Chief Executive Officer, nor does it have formal salary grades and ranges. Instead, the Committee's decisions are based upon an informal and subjective review of the matters described above.

                DONALD F. COLLINS
                D. JAMES DAIGLE
                DEBORAH L. GALLANT
                NATHAN L. GRASS
                Members, Executive Compensation Committee



                                   (Page 10)

                          CORPORATE PERFORMANCE GRAPH

          The following table compares total shareholder returns over the last five fiscal years to the American Market Value Index (AMEX) and the S&P Utilities Index (S&P). Total return values for the AMEX, S&P, and Maine Public Service (MPS) were calculated based on cumulative total return values assuming reinvestment of dividends. As depicted on the performance graph, the five year total return for MPS stock exceeded both the AMEX Index and the S&P Utilities Index. The shareholder return, shown on the graph, is not necessarily indicative of future performance.

                                                 (graph)

                                         Cumulative Total Return
                                    1989  1990   1991  1992   1993  1994
Maine Public Service Co.            100   108    137   144    153   132

AMEX Market Value                   100    82    105   106    126   115

S&P Utilities                       100    97    112   121    138   127

                                   (Page 11)

                        INDEPENDENT PUBLIC ACCOUNTANTS

          The firm of Deloitte & Touche LLP, independent public accountants, has been appointed by the Board of Directors each year for many years to examine the accounts of the Company. Representatives of Deloitte & Touche LLP are not expected to be present at the Annual Meeting of Stockholders.


                             STOCKHOLDER PROPOSALS

          Stockholder proposals intended for inclusion in the 1996 Proxy and Proxy Statement must be received by the Clerk of the Company, PO Box 1209, Presque Isle, Maine 04769-1209, not later than December 8, 1995.


                     ADDITIONAL INFORMATION TO STOCKHOLDERS

          Any Stockholder who is a beneficial owner of Maine Public Service Company's securities, may, upon written request and without charge, obtain a copy of the Company's Annual Report or Form 10-K for 1994, including financial statements and schedules, but not exhibits. Any such request should be directed to Mr. Stephen A. Johnson, Clerk of Maine Public Service Company, P. O. Box 1209, Presque Isle, Maine 04769-1209.


                              ANNUAL REPORT FOR 1994

          The Annual Report for the fiscal year ended December 31, 1994, has been mailed to all Stockholders of the Company with this Proxy and Proxy Statement.


                             DISCRETIONARY AUTHORITY

          The only business to be presented to the meeting, by any persons, of which the Company is aware is that which is specified in said notice, and any action in connection with or for the purpose of affecting the same. The accompanying form of proxy provides for discretionary authority for the persons named in the Proxy, or any substitute, to vote in accordance with their judgment on any matters other than those specified in the notice which may properly come before the meeting and the Proxy will be voted in accordance with such discretionary authority.


                          Maine Public Service Company
                               209 State Street
                                 P. O. Box 1209
                          Presque Isle, ME 04769-1209




                          MAINE PUBLIC SERVICE COMPANY

       Solicited by the Board of Directors for use at the Annual Meeting of Stockholders of Maine Public Service Company - May 9, 1995 at 10:00 a.m.
                     209 State Street, Presque Isle, Maine.

The undersigned hereby appoints G. Melvin Hovey, Paul R. Cariani, Stephen A. Johnson or any one or more of them, attorneys and proxies, with full power of substitution and revocation in each, for and on behalf of the undersigned and with all the powers the undersigned would possess if personally present, to vote upon all matters coming before the above Annual Meeting and any adjournment thereof all shares of Common Stock of MAINE PUBLIC SERVICE COMPANY that the undersigned would be entitled to vote at such meeting.

The shares represented by this proxy will be voted as directed by the stockholder. If no direction is given when the duly executed proxy is returned, such shares will be voted "FOR all nominees" in item 1.

                 (Continued, and to be signed, on reverse side)


The Board of Directors Recommends a vote "FOR all nominees"  in item 1.

Item 1 - Election of the following nominees as Directors:

Messrs. Paul R. Cariani, Donald F. Collins, J. Gregory Freeman,
Richard G. Daigle

FOR all nominees ____       WITHHOLD for all nominees ____

WITHHOLD for the following only (Write the name of the nominee(s) in the space below) ______________________________________

                                    PROXY DEPARTMENT
                                    NEW YORK, N.Y. 10203-0496

                                    Please mark, date and sign your name as
                                    it appears at left.  If acting as
                                    executor, administrator, trustee,
                                    guardian, etc., you should so indicate
                                    when signing.  If the signer is a
                                    corporation, please sign in full
                                    corporate name by duly authorized
                                    officer.  If shares are held jointly,
                                    either stockholder named may sign.

                                    Dated: _____________________, 1995
                                    _________________________________
                                               Signature
                                    _________________________________
                                               Signature
Votes MUST be indicated (X) in Black or Blue ink.  X

Sign, Date and Return the Proxy Card in the Enclosed Envelope.